      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998
                                              REGISTRATION NO. 333 -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ------------------------
                            MONACO COACH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                              35-1880244
                  ----------------                                         ---------------
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                 ORGANIZATION)

                                 91320 INDUSTRIAL WAY
                                   COBURG, OR  97408
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ------------------------

                            MONACO COACH CORPORATION
                              401(k) PLAN AND TRUST
                            (FULL TITLE OF THE PLAN)

                             ------------------------

                                KAY L. TOOLSON
                            CHIEF EXECUTIVE OFFICER
                           MONACO COACH CORPORATION
                             91320 INDUSTRIAL WAY
                             COBURG, OREGON 97408
                                (541) 686-8011

(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ------------------------

                                   Copies to:

                           HENRY P. MASSEY, JR., ESQ.
                         CHRISTINE L. RICHARDSON, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300
                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                   AMOUNT             PROPOSED MAXIMUM      PROPOSED MAXIMUM
            TITLE OF SECURITIES                    TO BE               OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
             TO BE REGISTERED                    REGISTERED              PER SHARE                PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value (1)              750,000 shares             $23.375(2)           $17,531,250(2)          $ 5,172

 Common Stock interests in the Monaco               (3)                      (3)                    (3)                (3)
 Coach Corporation 401(k) Plan and Trust
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


(1)  Shares to be held by the Monaco Coach Corporation 401(k) Plan and Trust.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on September 23, 1998.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Monaco Coach Corporation 401(k) Plan and Trust described herein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               MONACO COACH CORPORATION

                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Monaco Coach Corporation (the "Registrant") and the Monaco Coach Corporation 401(k) Plan and Trust (the "Plan") hereby incorporate by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1998, filed pursuant to Section 13(a) of the Exchange Act.

          3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1998, filed pursuant to Section 13(a) of the Exchange Act.

          4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 13, 1993, filed pursuant to Section 12(g) of the Exchange Act, which was declared effective by the Commission on September 23, 1993, including any amendment or report filed for the purpose of updating such description.

          5. The information contained in the Registrant's Registration Statement on Form S-8 (file no. 33-76372) filed on or about March 14, 1994.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit. The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.


  Exhibit
  Number                    Description
 ---------                 -------------
   4.1       Monaco Coach Corporation 401(k) Plan and Trust.

  23.1       Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.

  23.2       Consent of Counsel.

  24.1       Power of Attorney (see page II-7).

  99.1       Internal Revenue Service Determination Letter, dated July 3, 1997.


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent exchange act documents by reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coburg, State of Oregon, on this 24th day of September, 1998.


                          MONACO COACH CORPORATION


                          By:     /s/ John W. Nepute
                                  ---------------------------------
                                  John W. Nepute

                          Title: Vice President of Finance and Chief Financial Officer

                                      SIGNATURES

     MONACO COACH CORPORATION 401(k) PLAN AND TRUST. Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Monaco Coach Corporation 401(k) Plan and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coburg, State of Oregon, on September 24, 1998.


                          MONACO COACH CORPORATION
                          401(k) PLAN AND TRUST



                          By:        /s/ John W. Nepute
                                   -----------------------------
                                   John W. Nepute

                          Title: As a member of the Monaco Coach Corporation 401(k) Plan and Trust Committee

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kay L. Toolson and John W. Nepute jointly and severally, as his or her attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signatures                           Title                                     Date
-------------------------------------------------------------------------------------------------------
 /s/ Kay L. Toolson
 ---------------------------  Chairman of the Board and Chief Executive            September 23, 1998
     Kay L. Toolson           Officer (Principal Executive Officer)



  /s/ John W. Nepute          Vice President of Finance and Chief                  September 24, 1998
 ---------------------------  Financial Officer (Principal Financial Officer)
      John W. Nepute



  /s/ Michael J. Kluger       Director                                             September 24, 1998
 ---------------------------
      Michael J. Kluger



  /s/ Lee A. Posey            Director                                             September 24, 1998
 ---------------------------
      Lee A. Posey



  /s/ Carl E. Ring, Jr.       Director                                             September 24, 1998
 ---------------------------
      Carl E. Ring, Jr.


                                          7

  /s/ Richard A. Rouse        Director                                             September 24, 1998
 ---------------------------
      Richard A. Rouse


                                 INDEX TO EXHIBITS


   Exhibit
   Number                   Description
  ---------                -------------
     4.1      Monaco Coach Corporation 401(k) Plan and Trust.

    23.1      Consent of PricewaterhouseCoopers L.L.P., Independent Accountants

    23.2      Consent of Counsel.

    24.1      Power of Attorney (see page II-7).

    99.1      Internal Revenue Service Determination Letter, dated July 3, 1997.



                                          9